SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 1, 2003

SED International Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA	0-16345	22-2715444

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4916 NORTH ROYAL ATLANTA DRIVE
TUCKER, GEORGIA 30085

(Address of principal executive offices)

(770) 491-8962

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

SIGNATURE

Item 5. Other Events

Mr. Philip D. Flynt has been promoted from Corporate Controller to the positions of Chief Financial Officer, Vice President – Finance, Secretary and Treasurer effective April 1, 2003. Mr. Flynt is forty-two (42) years old and has twenty years of accounting and financial management experience. Prior to joining the Company in November 2002, Mr. Flynt spent eleven years with Glenayre Technologies, Inc. (NASDAQ: GEMS), a leading global supplier of enhanced services, messaging, and carrier grade communication solutions. While at Glenayre, Mr. Flynt held several key financial positions including Corporate Vice President of Treasury and Taxation (2000-2002) and Vice President of Finance – Integrated Network Group (1997-2000). Prior to Glenayre, Mr. Flynt held accounting and management positions with Computer Communication Specialist, Inc., Canada Dry Corporation and Rhodes Furniture, Inc.

Mr. Flynt earned a Bachelor of Arts from Birmingham Southern College in 1984 with dual majors in Accounting and Business Administration. He is a CPA and a member of the Georgia Society and the American Institute of Certified Public Accountants.

Mr. Flynt replaces Mr. Michael Levine who resigned March 31, 2003 to pursue other business opportunities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2003	SED INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Gerald Diamond

Gerald Diamond, Chief Executive Officer